Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2021 Results

•	Q3 2021 net revenue of $71.4 million, exceeds high end of guidance
•	Q3 2021 GAAP EPS of $0.25
•	Q3 2021 pro forma EPS of $0.32, exceeds the high end of guidance
•	Board of Directors declares a $0.10 per share quarterly dividend

MIAMI, FL – November 9, 2021 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the third quarter, which ended on October 1, 2021.

Third quarter 2021 net revenue (gross revenue less reimbursable expenses) from continuing operations was $71.4 million, up 24%, as compared to the same COVID impacted period in the prior year as client engagement and demand continued to improve throughout the quarter.

GAAP diluted earnings per share were $0.25 for the third quarter of 2021, as compared to $0.09 in the same period in the prior year.

Third quarter 2021 pro forma diluted earnings per share were $0.32, as compared to $0.17 in same period of the prior year. Pro forma information is a non-GAAP financial presentation provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

At the end of the third quarter of 2021, the Company's cash balances were $52.9 million with no outstanding debt. During the third quarter of 2021, the Company repurchased 121 thousand shares of its common stock at an average price of $18.74 per share for a total of $2.3 million. As of the end of the third quarter of 2021, the Company's remaining share repurchase program authorization was $11.5 million.

Subsequent to the end of the third quarter of 2021, the Company's Board of Directors declared a quarterly dividend of $0.10 per share for its shareholders of record on December 17, 2021, to be paid on December 30, 2021.

“The increasing client demand we have experienced since the end of the second quarter of last year has continued throughout 2021,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “More importantly, we believe this momentum should continue into fiscal 2022.”

Based on the current economic outlook, the Company's estimates total net revenue for the fourth quarter of 2021 to be in the range of $64.5 million to $66.5 million. The Company estimates pro forma diluted earnings per share for the fourth quarter of 2021 to be in the range of $0.28 and $0.30.

Other Highlights

Best Practices Conference – On October 20, 2021, The Hackett Group held its annual Best Practices Conference, “Re!magine Peak Performance,” a virtual event with more than 850 registered delegates. The event featured more than 60 speakers, including senior executives from ABB, Albemarle Corporation, Aon plc, Bayer, BHP, bp, Boston Scientific, Engie, HP, Johnson & Johnson, The Lubrizol Corporation, and Takeda Pharmaceuticals International GmbH.

Key Issues Study Launch – In September 2021, The Hackett Group launched its 2022 Key Issues campaigns covering six functional areas: Finance, Procurement, Supply Chain, Human Resources, Information Technology, and Global Business Services. Results from the studies will be released in January 2022.

Podcasts – The Hackett Group continued its weekly “Business Excelleration” podcast, which recently featured topics such as: Wipro’s HR transformation; sustainable procurement; supplier diversity; HR strategies for the hybrid workplace; working capital survey results; trends in corporate learning and development; and how IT can shift from a cost center to a value creator.

AWS SAP Competency – In August 2021, Answerthink, a division of The Hackett Group, announced that it had achieved Amazon Web Services (AWS) SAP Competency status. Achieving AWS SAP Competency status differentiates Answerthink as an AWS Partner Network (APN) member, demonstrating its technical experience and proven customer success with specific focus on migrating SAP workloads to AWS.

On Tuesday, November 9, 2021, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET.  The number for the conference call is (800) 593-0486, [Passcode: Third Quarter].  For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 9, 2021 and will run through 5:00 P.M. ET on Tuesday, November 23, 2021. To access the rebroadcast, please dial (800) 873-2155. For International callers, please dial (203) 369-3993.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 9, 2021 and will run through 5:00 P.M. ET on Tuesday, November 23, 2021. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include cloud ERP, EPM and analytics implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its distinguished Oracle, SAP, Coupa and OneStream practices.

The Hackett Group has completed nearly 20,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 91% of the Fortune 100, 80% of the DAX 30 and 55% of the FTSE 100.  These studies drive The Hackett’s Group’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve digital world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the duration and severity of the pandemic, the economic impact of the pandemic and the timing of an economic recovery, demand for our services, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to retain existing business, our ability to attract additional business through strategic initiatives or otherwise, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, the impact of any federally-mandated vaccine, testing or other COVID-19 related requirements on employee retention and our results of operations, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 7 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	October 1,	September 25,	October 1,	September 25,
	2021	2020	2021	2020
Revenue:
Revenue before reimbursements ("net revenue")	$71,400	$57,769	$207,807	$175,587
Reimbursements	494	148	770	4,614
TOTAL REVENUE FROM CONTINUING OPERATIONS	71,894	57,917	208,577	180,201

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	43,552	37,791	124,312	117,558
Non-cash stock compensation expense	1,651	1,508	4,918	4,449
Acquisition-related compensation expense	-	10	11	39
Acquisition-related non-cash stock compensation expense	19	243	378	755
Reimbursable expenses	494	148	770	4,614
TOTAL COST OF SERVICE	45,716	39,700	130,389	127,415

Selling, general and administrative costs	13,613	12,732	40,415	38,042
Non-cash stock compensation expense	901	711	2,515	1,830
Amortization of intangible assets	259	247	783	723
Restructuring costs	—	—	—	5,034
TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,773	13,690	43,713	45,629

TOTAL COSTS AND OPERATING EXPENSES	60,489	53,390	174,102	173,044

INCOME FROM OPERATIONS	11,405	4,527	34,475	7,157

Other expense:
Interest expense	(26)	(22)	(76)	(100)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,379	4,505	34,399	7,057
Income tax expense	3,248	1,362	9,368	2,312
INCOME FROM CONTINUING OPERATIONS	8,131	3,143	25,031	4,745
Loss from discontinued operations (2)	-	(157)	(7)	(165)
NET INCOME	$8,131	$2,986	$25,024	$4,580

Weighted average common shares outstanding:
Basic	29,814	30,053	30,038	29,986
Diluted	32,876	32,403	32,871	32,335

Basic net income per common share:
Income per common share from continuing operations	$0.27	$0.11	$0.83	$0.16
Loss per common share from discontinued operations (2)	(0.00)	(0.01)	(0.00)	(0.01)
Basic net income per common share	$0.27	$0.10	$0.83	$0.15

Diluted net income per common share:
Income per common share from continuing operations	$0.25	$0.10	$0.76	$0.15
Loss per common share from discontinued operations (2)	(0.00)	(0.01)	0.00	(0.01)
Diluted net income per common share	$0.25	$0.09	$0.76	$0.14
PRO FORMA DATA (1):

Page 5 of 7 - The Hackett Group, Inc. Announces Third Quarter Results

Income from continuing operations before income taxes	$11,379	$4,505	$34,399	$7,057
Non-cash stock compensation expense	2,552	2,219	7,433	6,279
Acquisition-related compensation expense	-	10	11	39
Acquisition-related non-cash stock compensation expense	19	243	378	755
Restructuring costs	-	-	-	5,034
Amortization of intangible assets	259	247	783	723
PRO FORMA INCOME BEFORE INCOME TAXES	14,209	7,224	43,004	19,887
Pro forma income tax expense	3,552	1,806	10,751	4,972
PRO FORMA NET INCOME	$10,657	$5,418	$32,253	$14,915

Pro forma basic net income per common share	$0.36	$0.18	$1.07	$0.50
Weighted average common shares outstanding	29,814	30,053	30,038	29,986

Pro forma diluted net income per common share	$0.32	$0.17	$0.98	$0.46
Weighted average common and common equivalent shares outstanding	32,876	32,403	32,871	32,335

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, acquisition-related one-time expense, and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital group.

Page 6 of 7 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	October 1,	January 1,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$52,939	$49,455
Accounts receivable and contract assets, net	49,609	32,778
Prepaid expenses and other current assets	3,168	2,599
Total current assets	105,716	84,832
Property and equipment, net	17,853	18,158
Other assets	840	1,680
Goodwill	85,089	85,297
Operating lease right-of-use assets	1,862	2,578
Total assets	$211,360	$192,545

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,027	$6,098
Accrued expenses and other liabilities	35,615	25,084
Contract liabilities (deferred revenue)	11,959	8,765
Operating lease liabilities	2,338	2,620
Total current liabilities	54,939	42,567
Long-term deferred tax liability, net	5,950	5,588
Operating lease liabilities	1,962	3,503
Total liabilities	62,851	51,658

Shareholders' equity	148,509	140,887
Total liabilities and shareholders' equity	$211,360	$192,545

Page 7 of 7 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	October 1,	July 2,	September 25,
	2021	2021	2020
Revenue Breakdown by Group:
(in thousands)
S&BT (3)	$27,623	$26,447	$22,217
EEA (4)	38,201	40,521	29,710
International (5)	5,576	6,029	5,842
Net revenue from continuing operations (6)	$71,400	$72,997	$57,769

Revenue Concentration:
(% of total revenue)
Top customer	5%	7%	6%
Top 5 customers	14%	19%	16%
Top 10 customers	24%	30%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,049	1,001	923
Total headcount	1,257	1,210	1,124
Days sales outstanding (DSO)	63	59	57
Cash provided by operating activities (in thousands)	$6,818	$13,756	$10,088
Depreciation (in thousands)	$829	$849	$916
Amortization (in thousands)	$259	$263	$247

Remaining Plan authorization:
Shares purchased (in thousands)	113	489	75
Cost of shares repurchased (in thousands)	$2,103	$8,603	932
Average price per share of shares purchased	$18.68	$17.58	12.41
Remaining Plan authorization (in thousands)	$11,472	$13,575	$4,713

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	8	2	8
Cost of shares purchased (in thousands)	$155	$38	$111
Average price per share of shares purchased	$19.49	$17.63	$14.26

(3) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(4) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices and One Stream.

(5) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(6) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.